Exhibit 32

CERTIFICATIONS UNDER SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

John R. Zavoli hereby certifies that:

1.	I am the Chief Executive Officer and Chief Financial Officer of Path 1 Network Technologies Inc.

2.	The Form 10-K report of Path 1 Network Technologies Inc. that this certification accompanies fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934.

3.	The information contained in the Form 10-K report of Path 1 Network Technologies Inc. that this certification accompanies fairly presents, in all material respects, the financial condition and results of operations of Path 1 Network Technologies Inc.

/s/ JOHN R. ZAVOLI

John R. Zavoli

Dated: April 14, 2004